CONSENT OF
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

UMB Scout Kansas Tax-Exempt Bond Fund, Inc.
UMB Bank, n.a.
Kansas City, Missouri

We hereby consent to the use in this Registration Statement under the Securities Act of 1933 and the Investment Company Act of 1940, both on Form N-1A, of our report dated July 26, 2002, accompanying and pertaining to the financial statements of UMB Scout Kansas Tax-Exempt Bond Fund, Inc. as of June 30, 2002, which is included in such Registration Statement.

                                                                        BKD, LLP

Kansas City, Missouri
October 28, 2002

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